                                                                       EXHIBIT 5

                     [MORRIS, MANNING & MARTIN LETTERHEAD]

                        A LIMITED LIABILITY PARTNERSHIP
                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                            TELEPHONE (404) 233-7000


                            [FORM OF LEGAL OPINION]

Lodgian, Inc.
3445 Peachtree Road, NE
Suite 700
Atlanta, GA 30326

         Re:     Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel for Lodgian, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), relating to the offer and sale of up to 4,773,908 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), all of which are presently issued and outstanding. The Common Stock are to be offered and sold for the account of the Selling Stockholders named in the prospectus constituting a part of the Registration Statement.

         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion.

         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

         The opinions set forth herein are limited to the laws of the State of Delaware and applicable federal laws.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                        Very truly yours,

                                        MORRIS, MANNING & MARTIN
                                        a Limited Liability Partnership


                                        By:_____________________________________
                                            Jeffrey L. Schulte, Partner